EXHIBIT 11
                                TRIBUNE COMPANY

             STATEMENTS OF COMPUTATION OF PRIMARY AND FULLY DILUTED
                              NET INCOME PER SHARE
                    (In thousands, except per share amounts)


                                                                 Second Quarter Ended                First Half Ended
                                                            ------------------------------    -------------------------------
PRIMARY                                                     June 29, 1997    June 30, 1996    June 29, 1997     June 30, 1996
-------                                                     -------------    -------------    -------------     -------------

  Income from continuing operations                             $ 110,932        $  84,290        $ 175,437        $  134,669
  Discontinued operations of QUNO, net of tax                           -                -                -            89,317
                                                                ---------        ---------        ---------        ----------

  Net income                                                      110,932           84,290          175,437           223,986
  Preferred dividends, net of tax                                  (4,700)          (4,697)          (9,399)           (9,393)
                                                                ---------        ---------        ---------        ----------

  Net income attributable to common shares                      $ 106,232        $  79,593        $ 166,038        $  214,593
                                                                ---------        ---------        ---------        ----------

  Weighted average common shares outstanding                      122,822          122,258          122,684           122,844
                                                                ---------        ---------        ---------        ----------

  Primary net income per share:
     Continuing operations (A)                                  $     .86        $     .65        $    1.35        $     1.02
     Discontinued operations                                            -                -                -               .73
                                                                ---------        ---------        ---------        ----------
     Total                                                      $     .86        $     .65        $    1.35        $     1.75
                                                                =========        =========        =========        ==========

FULLY DILUTED

  Income from continuing operations                             $ 110,932        $  84,290        $ 175,437        $  134,669
  Additional ESOP contribution required assuming
    all preferred shares were converted, net of tax                (3,288)          (3,375)          (6,576)           (6,749)
                                                                ---------        ---------        ---------        ----------

  Adjusted income from continuing operations                      107,644           80,915          168,861           127,920
  Discontinued operations of QUNO, net of tax                           -                -                -            89,317
                                                                ---------        ---------        ---------        ----------

  Adjusted net income                                           $ 107,644        $  80,915        $ 168,861        $  217,237
                                                                ---------        ---------        ---------        ----------

  Weighted average common shares outstanding                      122,822          122,258          122,684           122,844
  Assumed conversion of preferred shares into common shares        11,093           11,406           11,093            11,406
  Assumed exercise of stock options, net of common
    shares assumed repurchased with the proceeds                    1,803            1,996            1,866             2,072
                                                                ---------        ---------        ---------        ----------

  Adjusted weighted average common shares outstanding             135,718          135,660          135,643           136,322
                                                                ---------        ---------        ---------        ----------

  Fully diluted net income per share:
     Continuing operations                                      $     .79        $     .60        $    1.24        $      .94
     Discontinued operations                                            -                -                -               .65
                                                                ---------        ---------        ---------        ----------
     Total                                                      $     .79        $     .60        $    1.24        $     1.59
                                                                =========        =========        =========        ==========

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(A)     Primary net income per share from continuing operations is computed by deducting preferred dividends, net of tax, from income from continuing operations and then dividing by weighted average common shares outstanding.